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                                                                    EXHIBIT 10.6

                                  July 13, 2004

Via Facsimile (702) 785- __________

Mr. Michael V. Mecca
Chief Executive Officer
OpBiz, L.L.C.
3667 Las Vegas Boulevard South
Las Vegas, Nevada 89109

   Re: Options to Purchase Membership Interests in OpBiz, L.L.C. (the "Company")

Dear Mike:

      Reference is hereby made to the Employment Agreement, dated as of April 11, 2003, among the Company, Douglas Teitelbaum, Robert Earl and you (the "Employment Agreement"). Paragraph 5c of the Employment Agreement provides that you have been granted stock options (the "Options") "representing an amount equal to three percent (3%) of the outstanding equity of the Company as of April 11, 2003." The same paragraph provides the methodology for calculating the exercise price of the Options and the timing for vesting of the Options.

      As you are aware, the Company and MezzCo, L.L.C. ("MezzCo") have agreed for mezzanine financing. In connection with such financing, we have been requested to modify the Employment Agreement to provide that your Options will be for equity interests in MezzCo representing 3% of the equity of the Company. By your countersignature below, you agree that (i) the terms of the Employment Agreement will be deemed to have been amended so that, in lieu of the Options, you will be granted options that entitle you to purchase units representing non-voting membership interests in MezzCo equal to 3% of the equity of the Company as of the date of this letter, and (ii) MezzCo will assume all rights and obligations in respect of Paragraph 5c of the Employment Agreement (including the ROFR provisions thereof) and be deemed a party to the Employment Agreement for such purposes, whereupon OpBiz will be released from its obligations in respect of Paragraph 5c of the Employment Agreement. All other terms of your Employment Agreement (including the vesting schedule and exercise price methodology) will remain the same. You should note that (i) MezzCo owns 100% of the equity of the Company and (ii) the Company has not issued or granted options to purchase any of its equity interests since the date of your Employment Agreement.

      If you have any questions regarding the foregoing, please do not hesitate to call me at (631) 726-2828

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Mr. Michael V. Mecca
July 13, 2004
Page 2

                              OPBIZ, L.L.C.

                              By: MezzCo, L.L.C., its sole member

                                  By: EquityCo, L.L.C., its sole member

                                  By: /s/  Douglas P. Teitelbaum
                                      -----------------------------------------
                                  Douglas P. Teitelbaum, authorized signatory

                              MEZZCO, L.L.C.

                                  By: EquityCo, L.L.C., its sole member

                                  By: /s/  Douglas P. Teitelbaum
                                      -----------------------------------------
                                  Douglas P. Teitelbaum, authorized signatory

Agreed and accepted this 13th day of July, 2004

/s/ Michael V. Mecca
------------------------------------
MICHAEL V. MECCA

cc: Robert I. Earl
    David Arrajj, Esq.
    Michael O. Weinberg, Esq.